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                                                                     Exhibit 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS, DATED _________, 2002 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT.

                                  CERTIFICATE
                                      FOR

                        --------------------------------

                                    RIGHTS
                              CERTIFICATE NUMBER
                             MEDIS TECHNOLOGIES LTD.
               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                             SUBSCRIPTION CERTIFICATE
            EVIDENCING NON-TRANSFERABLE RIGHTS TO PURCHASE ONE SHARE
          OF COMMON STOCK, PAR VALUE $.01, FOR EACH WHOLE RIGHT ISSUED

                       SUBSCRIPTION PRICE: $2.00 PER SHARE

                VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
                        (AS SET FORTH IN THE PROSPECTUS)



REGISTERED OWNER:


COUNTERSIGNED AND REGISTERED:
 AMERICAN STOCK TRANSFER & TRUST COMPANY,
   (NEW YORK, N.Y.)     TRANSFER AGENT


BY:
    ----------------------------
      AUTHORIZED SIGNATURE

THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE. SUCH RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED AND THIS SUBSCRIPTION CERTIFICATE IS DELIVERED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT, PURSUANT TO THE INSTRUCTIONS RELATING HERETO ACCOMPANYING THIS SUBSCRIPTION CERTIFICATE.

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Rights set forth above, each whole Right entitling the owner to subscribe for and purchase one share of Common Stock, par value $.01, of Medis Technologies Ltd., a Delaware corporation, on the terms and subject to the conditions on the reverse side hereof and set forth in the Prospectus and Instructions relating hereto accompanying this Subscription Certificate. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof.


DATED:

MEDIS TECHNOLOGIES LTD.

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                      SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Rights to subscribe for one share of Common Stock, par value $0.01, of Medis Technologies Ltd., for each Right, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

      (a) Number of whole shares subscribed for pursuant to the Basic Subscription Privilege:

      (b) Number of whole shares subscribed for pursuant to the Oversubscription Privilege:

      (A RIGHTS HOLDER MAY NOT EXERCISE THE OVERSUBSCRIPTION PRIVILEGE UNLESS SUCH HOLDER'S BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.)

      (c) Total "Subscription Price" (total number of whole shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege multiplied by the Exercise Price of $2.00
            per share): $        .

METHOD OF PAYMENT (CHECK ONE)

            Uncertified personal check. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE RIGHTS OFFERING TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR BANK CHECK, MONEY ORDER OR WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

            Certified check or bank check drawn on a U.S. bank, or money order, payable to American Stock Transfer & Trust Company, as Subscription Agent.

            Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at the Chase Manhattan Bank, Account No. 323-836895; ABA No. 021000021.

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

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                    SECTION 2 - SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of any securities or Subscription Excess, if other than as shown on the reverse hereof:



Name:

Address:


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    IMPORTANT - ALL RIGHTS HOLDERS EXERCISING RIGHTS

                    SIGN BELOW AND COMPLETE SUBSTITUTE FORM W-9

----------------------------------------    Date:                         , 2002

----------------------------------------
      (SIGNATURE OF HOLDER(S))

(MUST BE SIGNED BY THE RIGHTS HOLDER(S) EXACTLY AS NAME(S) APPEAR ON THE REVERSE SIDE OF THIS SUBSCRIPTION CERTIFICATE. IF SIGNATURE IS BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, AGENT, OFFICER OR A CORPORATION OR ANOTHER ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION. SEE INSTRUCTIONS ACCOMPANYING THIS SUBSCRIPTION CERTIFICATE).

                                             Taxpayer Identification or
Name:                                        Social Security Number:
     ----------------------------------      (COMPLETE SUBSTITUTE FORM W-9)
              (PLEASE PRINT)

Capacity:                                    Home Telephone Number:
         ------------------------------

Address:                                     Business Telephone Number:
        -------------------------------